UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 1, 2026

PennantPark Floating Rate Capital Ltd.
(Exact name of registrant as specified in its charter)

Maryland	814-00891	27-3794690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1691 Michigan Avenue
Miami Beach
, Florida 33139
(Address of Principal Executive Offices) (Zip Code)
(
786
)
297-9500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PFLT	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On June 1, 2026, PennantPark Floating Rate Capital Ltd. (the “Company”) and Equiniti Trust Company, LLC (the “Trustee”) entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”) to the Indenture between the Company and the Trustee, dated March 23, 2021 (the “Base Indenture,” and together with the Third Supplemental Indenture, the “Indenture”). The Third Supplemental Indenture relates to the Company’s issuance of $105,000,000 aggregate principal amount of its 7.375% Notes due 2031 (the “Notes”), which includes $5,000,000 in aggregate principal amount issued pursuant to the partial exercise of the underwriters’ over-allotment option.
The Notes will mature on June 15, 2031 and may be redeemed in whole or in part at the Company’s option at any time or from time to time on or after June 15, 2028 according to the terms set forth in the Indenture. The Notes bear interest at a rate of 7.375% per year and will be paid quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing September 15, 2026.
The Notes are expected to be listed on the New York Stock Exchange, and the Company expects trading to commence thereon within 30 days of the original issue date under the trading symbol “PFLA.” The Notes are the Company’s direct unsecured obligations that rank pari passu in right of payment with any existing and future unsecured unsubordinated indebtedness of the Company; senior in right of payment to any of the Company’s future indebtedness that expressly states it is subordinated in right of payment to the Notes; senior to any series of preferred stock that the Company may issue in the future; effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness (including indebtedness that is initially unsecured, but to which the Company subsequently grants security), to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries, financing vehicles or similar facilities.
The Indenture contains certain covenants, including covenants requiring the Company to (i) comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, or any successor provisions, whether or not the Company is subject thereto, giving effect to any exemptive relief granted to the Company by the U.S. Securities and Exchange Commission; (ii) not declare any dividend (except a dividend payable in its stock), or declare any other distribution, upon a class of the Company’s capital stock, or purchase any such capital stock, unless the Company has asset coverage, as defined in the 1940 Act, of at least the threshold specified under Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act, or any successor provisions, after deducting the amount of such dividend, distribution or purchase price, as the case may be, giving effect to any applicable no-action
or other relief granted by the SEC; and (iii) if, at any time, the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, furnish to the holders of the Notes and the Trustee audited annual consolidated financial statements within 90 days of its fiscal year end, and unaudited interim consolidated financial statements within 45 days of its fiscal quarter end (other than its fourth fiscal quarter), in each case prepared in all material respects in accordance with generally accepted accounting principles.
The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form
N-2
(File
No. 333-279726)
(the “Registration Statement”), the preliminary prospectus supplement, dated May 27, 2026, and a final prospectus supplement, dated May 27, 2026. The transaction closed on June 1, 2026. The net proceeds to the Company were approximately $101.19 million, after deducting the underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from the offering to repay its outstanding obligations under its revolving credit facility, to invest in new or existing portfolio companies and for general corporate or strategic purposes.
The foregoing descriptions of the Third Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Third Supplemental Indenture and the form of global note representing the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1	Indenture, dated as of March 23, 2021, by and between the Company and Equiniti Trust Company, LLC, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on March 23, 2021).

4.2	Third Supplemental Indenture, dated as of June 1, 2026, relating to the 7.375% Notes due 2031 by and between the Company and Equiniti Trust Company, LLC, as trustee.

4.3	Form of 7.375% Notes due 2031 (incorporated by reference to Exhibit 4.2 hereto).

5.1	Opinion of Dechert LLP.

5.2	Opinion of Venable LLP.

23.1	Consent of Dechert LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).

104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PennantPark Floating Rate Capital Ltd.

Date: June 1, 2026	By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer & Treasurer